                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               __________________


                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   February 25, 1998
                                                   -----------------

                     Seiler Pollution Control Systems, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                             0-22630              22-2448906
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(State or Other Jurisdiction      (Commission  (IRS Employer Identification No.)
of Incorporation or Organization) File Number)

555 Metro Place North, Suite 100, Dublin, Ohio         43017
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(Address of Principal Executive Offices)             (Zip Code)

Registrant's Telephone Number, Including Area Code   614/791-3272
                                                   --------------

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Former Name, Former Address and Former Fiscal Year, if Changes Since Last
Report.
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Item 5.  Other Events

   The Board of Directors of Seiler Pollution Control Systems, Inc. elected two Independent Directors, Mr. Eckert Busch and Mr. Morris D. Jaffe Jr. on February 17, 1998 and passed a resolution to increase the number of Directors from four
(4) to six (6). Messrs. Busch and Jaffe will serve on the Board until the next election of Board members takes place at the 1998 Annual Meeting of Shareholders.

   The Board also established a three member Audit Committee and appointed Messrs. Busch, Jaffe and Alan B. Sarko as members until the next election of Board members takes place following the 1998 Annual Meeting of Shareholders. The Committee will consist of at least two Independent Directors and shall meet at regular intervals and perform such duties as assigned by the Chairman and/or the Board and shall report to the Board of Directors.



Item 6.  Resignation of Registrant's Chairman

   On February 17, 1998, Mr. Werner Heim tendered his resignation as Chairman of the Board of the Company. Mr. Heim's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Heim will remain on the Board as a Director.

   The Board accepted the resignation of Mr. Heim and elected Dr. Gerold Weser to serve as Chairman until the next election of Officers by Board members takes place following the 1998 Annual Meeting of Stockholders.
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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:      March 4, 1998           Seiler Pollution Control Systems, Inc.
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                               By:  /s/  Alan B. Sarko
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                                   Alan B. Sarko
                                   Vice President and Chief Financial Officer